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                         Scan-Graphics, Inc.
     Proxy for Annual Meeting of Shareholders June 24, 1998.

     The undersigned hereby appoints R. BARRY BORDEN and MICHAEL
A. MULSHINE, or either of them acting in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned to attend the annual meeting of shareholders of Scangraphics, Inc., to be held on June 24, 1998, and at any adjournments thereof, to vote the shares of stock that the signer would be entitled to vote if personally present as indicated below and on the reverse side hereof and on any other matters brought before the meeting, all as set forth in the Proxy Statement of Scangraphics dated May __, 1998, receipt of which is hereby acknowledged.

               Please date, sign and return promptly.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF SCAN-GRAPHICS, INC.

     1.   ELECTION OF DIRECTORS: Nominees: R. Barry Borden, David
S. Hirsch, Michael A. Mulshine, Laurence L. Osterwise, Jack A.
Pellicci, James C. Sargent, and Andrew E. Trolio.

      FOR ALL NOMINEES.

      WITHHOLD AUTHORITY FOR ALL NOMINEES.

WITHHOLD AUTHORITY FOR THE FOLLOWING NOMINEE(S) AND VOTE FOR  ALL
OTHER NOMINEES.

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The Board of Directors recommends that you vote FOR all nominees.

     2. To ratify, pursuant to Nasdaq Rule 4310 (c)(25)(H), the issuance and sale of the Company's Class A Preferred Stock, Series E, par value $1,000 per share, Warrants to Purchase Common Stock, and the shares of the Company's Common Stock, par value $.001 per share, issuable upon conversion and exercise thereof, respectively.

           FOR                AGAINST                ABSTAIN

     You signature(s) on this form of proxy should be exactly as your name and/or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing is by an attorney, executor, administrator, trustee or guardian, please give full title.

Dated: _________________________ 1998


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                                          Signature

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                                          Signature

     The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the fully executed proxy is returned, such shares will be voted in accordance with the recommendations of the Board of Directors FOR all nominees and FOR proposal 2.